Exhibit 99.1

PARAMOUNT GOLD FILES S-K 1300 TECHNICAL REPORT SUMMARY CONFIRMING ECONOMIC FEASIBILITY OF THE GRASSY MOUNTAIN GOLD PROJECT

•	Proven & probable reserves of 380,000 and 554,000 ounces of gold and silver, respectively

•	Measured & indicated resources of 755,000 and 3.01 million ounces of gold and silver, respectively (not including reserves)

•	Total after-tax free cash flow of $182 million

•	Robust economics at an after-tax NPV5% of $114 million with an IRR of 22.45%

Winnemucca, Nevada – October 6, 2022 – Paramount Gold Nevada Corp. (NYSE American: PZG) (“Paramount” or the “Company”) today filed its S-K 1300 Technical Report Summary on the Feasibility Study (“FS” or the “Study”) for its 100% owned, proposed high-grade gold mine, to be located at Grassy Mountain in Malheur County, Oregon (the “Project”). S-K 1300 is a new SEC requirement for US mining projects which allows the disclosure of Mineral Reserves and Resources.

The Project is in advanced stages of permitting, with the county permit in hand, and all baseline data reports approved by Oregon State regulators. The Project is in the final stages of the review process with both State and Federal regulators.

“The new Technical Report Summary strengthens the case for our project’s superior economic performance despite increases to both the operating and capital costs due to global inflationary pressures,” stated Rachel Goldman, the Company’s CEO. “This is further confirmation of the value of our project in the current environment as we conclude the permitting process,” she added.

The proposed underground mine plan envisions a small surface footprint and is expected to generate substantial cash-flows over the life of mine. The mine plan was developed using a drift and fill underhand mining methodology. A cut-off grade of 0.1 oz/ton (3.43 g/T) gold equivalent was used to define economic stopes. Ore processing from the upper portion of the mine is expected to commence concurrently with the completion of the processing plant and infrastructure. Following ramp up, the mine is expected to produce an average of 1,300 to 1,400 tons per day, 4 days a week, which would provide enough material for the 750 ton per day mill and an enclosed Carbon in Leach (“CIL”) processing plant to operate at full capacity for 7 days a week.

This Study encompasses new vendor quotes reflecting the current inflationary environment. Of utmost importance, this Study incorporates all modifications requested by State and Federal regulators in the completeness reviews of both the Consolidated Permit Application and the Plan of Operation, which have now been finalized.

The highlights of the S-K 1300 Technical Report Summary on the Feasibility Study in the base case scenario are as follows:

•	Initial 8-year mine life producing 362,000 ounces of gold and 425,000 ounces silver;
•	Annual average production of 47,000 ounces of gold and 55,000 ounces of silver;
•	Mill head grade of 0.19 oz/ton (6.5 g/T) gold and 0.28 oz/ton (9.6 g/T) of silver;
•	After-tax IRR of 22.5% and NPV5% of $114.1M
•	Life of mine cash costs of $681 and AISC of $815 per ounce of gold;
•	Initial CapEx of $136.2M, including $13.5M of estimated contingencies, $36.1M of sustaining CapEx and $12.4M closure costs for a 750 tpd mine and milling operation;
•	Average gold and silver recoveries of 92.8% and 73.5% respectively; and
•	After-tax payback of 3.3 years;

The FS was completed by a group of industry leading consulting firms led by: Ausenco Engineering Canada Inc. (“Ausenco”), who managed the overall study and were responsible for processing and infrastructure design, oversaw metallurgical testing and completed the economic analysis; RESPEC Company LLC (“RESPEC”), who updated the mineral resource estimate; Arrowhead Underground LLC (“Arrowhead”), who completed the mine planning and reserves estimation; Golder Associates (“Golder”), who designed the tailings storage facility; and SLR International, who oversaw all environmental and reclamation aspects of the Feasibility Study.

S-K 1300 is a new requirement that requires Securities Exchange Commission (“SEC”) registrants with material mining operations including those in the exploration and development stage to provide certain disclosures about its mining activities in its SEC filings.

Mineral Resources (Exclusive of Mineral Reserves)

US Units
Classification	Tons (000’s)	Au (oz/ton)	Ag (oz/ton)	Au (ounces)	Ag (ounces)
Measured	21,153	0.017	0.072	363,000	1,529,000
Indicated	12,902	0.030	0.115	392,000	1,480,000
Measured + Indicated	34,055	0.022	0.088	755,000	3,009,000
Inferred	1,151	0.037	0.109	42,000	126,000

Metric Units
Classification	Tonnes (000’s)	Au (g/T)	Ag (g/T)	Au (ounces)	Ag (ounces)
Measured	19,190	0.583	2.469	363,000	1,529,000
Indicated	11,705	1.029	3.943	392,000	1,480,000
Measured + Indicated	30,894	0.754	3.017	755,000	3,009,000
Inferred	1,044	1.269	3.737	42,000	126,000
1.	Mineral Resources estimates are reported exclusive of mineral reserves, are current as of June 30, 2022, and are reported using the definitions in S-K 1300.
2.	The Qualified Person firm responsible for the mineral resource estimate is RESPEC.
3.	Assumed metal prices for 2022 estimated Mineral Resources were US$1,750 per ounce of gold and US$22.00 per ounce of silver, unless otherwise noted.

Mineral Resources potentially amenable to open pit mining methods are reported using a gold price of US$1,750/oz, a silver price of US$22/oz, a throughput rate of 5,000 tons/day, assumed metallurgical recoveries of 80% for Au and 60% for Ag, mining costs of US$2.50/ton mined, processing costs of US$13.00/ton processed, general and administrative costs of $2.22/ton processed, and refining costs of $5.00/oz Au and $0.50/oz Ag produced. Mineral Resources potentially amenable to underground mining methods are reported using a gold price of US$1,750/oz, a silver price of US$22/oz, a throughput rate of 5,000 tons/day, assumed metallurgical recoveries of 95% gold equivalent, mining costs of US$90/ton mined, processing costs of US$30/ton processed, general and administrative costs of US$15.00/ton processed, and refining costs of US$5.00/oz gold equivalent produced.

The in-pit resources were then tabulated by the application of a gold-equivalent cut-off of 0.011 oz/ton (0.38 g/T), and resources potentially amenable to underground mining methods were estimated by applying a gold-equivalent cut-off of 0.085 oz/ton (2.915 g/T) to blocks lying immediately outside of the optimized pit that could reasonably be accessed from the resource pit. The gold-equivalent grades were determined using a silver to gold ratio of a 106 to 1. Processing is assumed to consist of crushing and milling followed by a CIL recovery process resulting in the production of a doré bar on site.

Mineral Reserves

US Units
Classification	Tons	Au (oz/ton)	Ag (oz/ton)	Au (ounces)	Ag (ounces)
Proven	259,600	0.181	0.264	47,000	68,000
Probable	1,651,900	0.202	0.294	333,000	486,000
Total Reserves	1,911,400	0.199	0.290	380,000	554,000

Metric Units
Classification	Tonnes	Au (g/T)	Ag (g/T)	Au (ounces)	Ag (ounces)
Proven	235,508	6.206	9.051	47,000	68,000
Probable	1,498,594	6.926	10.080	333,000	486,000
Total Reserves	1,734,011	6.823	9.943	380,000	554,000
1.	Mineral reserves are reported exclusive of mineral resource estimates, are current as of June 30, 2022, and are reported using the definitions in S-K 1300
2.	The Qualified Person firm responsible for the mineral reserves estimate is Arrowhead Underground LLC.

Assumed cut-off grade to report reserves was 0.1 oz/ton of gold equivalent. An underground mining scenario is assumed using mechanized cut-and-fill methods, which, following ramp-up, is expected to produce 1,300–1,400 tons/day, four days a week. This mining rate would provide sufficient material for the 750 ton/day mill and processing plant to operate at full capacity for seven days a week.

The Proven and Probable Mineral Reserves for Grassy Mountain were estimated by first calculating an economic cut-off grade of 0.1 AuEq oz/ton (3.43 g/T) for mining underground stopes, then using the cut-off grade to design stope shapes centered on Measured and Indicated Mineral Resource blocks with gold grades greater than or equal to the cut-off grade. All Inferred material was considered to be waste with no value or metal content. Internal and external dilution and mining recoveries (ore loss) were estimated and applied as modifying factors based on the total tonnage of material inside of the final designs.

Economic Analysis

Based on the assumptions and parameters presented, the FS shows positive economics with a 3.3-year payback period supported by a pre-tax NPV5% of $134.9 M and pre-tax IRR of 24.22%, and after-tax NPV5% of $114.1 M and after-tax IRR of 22.54%. The initial CapEx is at $136.2 M, with undiscounted LOM revenue of $641.8 M, sustaining CapEx of $36.1 M, all-in OpEx of $244 M, and closure costs of $12.4 M. The breakeven gold price is approximately $1,255 per ounce of gold.

The following table illustrates the sensitivities that a variety of gold price environments have on both the NPV and IRR:

	Base Case	Upside Case	Lower Case
Gold Price ($/oz)	1,750	1,900	1,590
Silver Price ($/oz)	22	24	20
Cash Operating Cost Per Au Ounce	$ 681	$ 681	$ 681
Total Cost Per Ounce Au (AISC)	$ 815	$ 815	$ 815
After-tax Internal Rate of Return	23%	27%	18%
After-tax Net Present Value (5%)	$ 114 M	$ 146 M	$ 80 M
After-tax Net Present Value (8%)	$ 84 M	$ 111 M	$ 54 M
After-tax Net Present Value (10%)	$ 67 M	$ 91 M	$ 39 M
Payback from start of production (years)	3.3	2.9	3.9

The economic analysis was performed using the following assumptions:

•	Gold price of US$1,750/oz, silver price of US$22/oz (rounded three-year trailing average price (LME) as of June 30, 2022);
•	Construction period of 18 months beginning March 1, 2024;
•	All construction costs are capitalized;
•	Commercial production starting (effectively) on September 1, 2025;
•	LOM of 7.8 years;
•	Cost estimates in constant Q3 2022 USD with no inflation or escalation;
•	Capital costs funded with 100% equity (no financing costs assumed);
•	All cash flows discounted at a 5% discount rate, to the start of construction;
•	Metal is assumed to be sold in the same year it is produced;
•	No contractual arrangements for refining currently exist;
•	Closure costs of $12.4 M;
•	1.5% NSR royalty, resulting in approximately $9.6 M in undiscounted royalty payments over the LOM;
•	US Federal corporate income tax rate of 21%; Oregon tax rate of 7.6% for net proceeds of more than $1 M; giving total undiscounted tax payments of $30.9 M over the LOM.

Qualified Person Disclosure

The metallurgical analysis, process design development of the process plant capital and operating cost estimates and financial modeling were supervised and reviewed by a Qualified Person at Ausenco, who are independent of Paramount Gold Nevada Corp.

The mineral reserve estimate was prepared by a Qualified Person at Arrowhead who are independent of Paramount Gold Nevada.

The mineral resource estimate was completed and reviewed by a Qualified Person at MDA, a division of RESPEC, who are independent of Paramount Gold Nevada Corp.

All the above-named Companies have reviewed and approved this news release.

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About Paramount Gold Nevada Corp.

Paramount Gold Nevada Corp. is a U.S. based precious metals exploration and development company. Paramount’s strategy is to create shareholder value through exploring and developing its mineral properties and to realize this value for its shareholders in three ways: by selling its assets to established producers; entering joint ventures with producers for construction and operation; or constructing and operating mines for its own account.

Paramount holds a 100% interest in four gold projects: Grassy Mountain; Frost; Sleeper and Bald Peak.

The Grassy Mountain Gold Project consists of approximately 8,200 acres located on private and BLM land in Malheur County, Oregon. The Grassy Mountain Gold Project contains a gold-silver deposit (100% located on private land) for which results of a positive Feasibility Study have been released and key permitting milestones accomplished.

Frost is comprised of 84 unpatented lode claims covering approximately 1,730 acres located 12 miles southwest of the Company’s proposed high-grade, underground Grassy Mountain gold mine in Malheur County, Oregon (“Grassy”). An initial drill program is ongoing.

The Sleeper Gold Project is located in Northern Nevada, the world’s premier mining jurisdiction. The Sleeper Gold Project, which includes the former producing Sleeper mine, totals 2,474 unpatented mining claims (approximately 44,917 acres).

The newly acquired Bald Peak Project in Nevada, consists of approximately 2,260 acres.

About Ausenco

Ausenco is globally recognised for providing consulting, project delivery, and asset operations services to the international mining sector including high performance gold processing and infrastructure projects. Ausenco has a 30-year track record in delivering specialized end-to-end solutions which are proven to lower capital and operating costs, reduce construction time and improve plant efficiencies.

Cautionary Note to U.S. Investors

Paramount is subject to the reporting requirements of the Securities Exchange Act of 1934 and this filing and other U.S. reporting requirements are governed by Subpart 1300 of Regulation S-K promulgated by the SEC. Additionally, Paramount is subject to certain reporting requirements under applicable Canadian securities laws with respect to our material mineral properties under National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101). We caution investors that certain terms used under Canadian reporting requirements and definitions of NI 43-101 to describe mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Therefore, investors are cautioned not to assume that all or any part of the mineralized material contained at any of our material projects will ever be converted to Subpart 1300 of Regulation S-K compliant reserves.

Safe Harbor for Forward-Looking Statements

This release and related documents may include “forward-looking statements” and “forward-looking information” (collectively, “forward-looking statements”) pursuant to applicable United States and Canadian securities laws. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Words such as “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements. Forward-looking statements included in this news release include, without limitation, statements with respect to the use of proceeds from the Offerings. Forward-looking statements are based on the reasonable assumptions, estimates, analyses and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: the conclusions made in the feasibility study for the Grassy Mountain Gold Project (the “FS”); the quantity and grade of resources included in resource estimates; the accuracy and achievability of projections included in the FS; Paramount’s ability to carry on exploration and development activities, including construction; the timely receipt of required approvals and permits; the price of silver, gold and other metals; prices for key mining supplies, including labor costs and consumables, remaining consistent with current expectations; work meeting expectations and being consistent with estimates and plant, equipment and processes operating as anticipated. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: uncertainties involving interpretation of drilling results; environmental matters; the ability to obtain required permitting; equipment breakdown or disruptions; additional financing requirements; the completion of a definitive feasibility study for the Grassy Mountain Gold Project; discrepancies between actual and estimated mineral reserves and mineral resources, between actual and estimated development and operating costs and between estimated and actual production; the global epidemics, pandemics, or other public health crises, including the novel coronavirus (COVID-19) global health pandemic, and the spread of other viruses or pathogens and the other factors described in Paramount’s disclosures as filed with the SEC and the Ontario, British Columbia and Alberta Securities Commissions.

Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Paramount Gold Nevada Corp.

Rachel Goldman, Chief Executive Officer

Christos Theodossiou, Director of Corporate Communications

844-488-2233

Twitter: @ParamountNV